Exhibit 99.1

9503 East 33rd Street Indianapolis, IN 46235-4207 (800) CELADON (317) 972-7000

For more information:

Joe Weigel Director of Marketing and Communications (800) CELADON Ext. 27006 (317) 972-7006 Direct jweigel@celadongroup.com	April 27, 2016

CELADON GROUP REPORTS MARCH QUARTER RESULTS
AND DECLARES DIVIDEND

INDIANAPOLIS – Celadon Group Inc. (NYSE : CGI) today reported its financial and operating results for the three months and nine months ended March 31, 2016, the third fiscal quarter of the Company’s fiscal year ending June 30, 2016.

Revenue for the quarter increased 12.0% to $259.6 million in the March 2016 quarter from $231.7 million in the March 2015 quarter.  Freight revenue, which excludes fuel surcharges, increased 18.9% to $239.9 million in the March 2016 quarter from $201.7 million in the March 2015 quarter.  Net income decreased 39.5% to $5.2 million in the 2016 quarter from $8.6 million for the same quarter last year.  Earnings per diluted share decreased 47.2% to $0.19 in the March 2016 quarter from $0.36 for the same quarter last year, on a 16.6% increase in weighted average diluted shares resulting primarily from the company’s public offering of 3,500,000 common shares, completed in May 2015.

Revenue for the nine months ended March 31, 2016 increased 23.7% to $801.1 million from $647.5 million for the same period last year.  Freight revenue, which excludes fuel surcharges, increased 33.0% to $727.0 million in the March 2016 period from $546.6 million in the March 2015 period.  Net income decreased 7.9% to $23.2 million in the March 2016 period from $25.2 million for the same period last year.  Earnings per diluted share decreased 21.0% to $0.83 in the March 2016 period from $1.05 for the same period last year.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 95.6% for the March 2016 quarter and 94.2% for the nine months ended March 31, 2016.

Paul Will, Chief Executive Officer, made the following comments:  “Despite weaker freight volumes and pricing pressure experienced in the March 2016 quarter, we have continued to focus on our four key business initiatives which include moving the business model to more dedicated and committed customer freight, increasing our asset light model which broadens our value-added customer service offering at good margins, creating more lane density in our core operating lanes, and increasing our brokerage portion of our business in lanes that do not create lane density.  We have seen improvement in several of our key operating statistics sequentially as a result of this increased focus.  Although we have been able to grow our top line revenues year over year as a result of a larger fleet size, we have reduced the average seated line haul tractors sequentially by 232 tractors to 5,082 in the March 2016 quarter from 5,314 in the December 2015 quarter as we continue to focus on utilization improvements and revenue enhancements to our operating assets.  We believe these efforts will position us well to continue to focus on improving our key operating metrics in future quarters and will be beneficial long term as capacity is challenged by a very competitive driver recruiting market, in addition to the numerous pending and proposed federal safety initiatives such as electronic logging devices (ELD’s) and mandatory truck speed limiters.  Our average revenue per tractor per week decreased $230, or 7.6%, to $2,804 in the March 2016 quarter, from $3,034 in the March 2015 quarter.  This decrease is a result of a lackluster freight environment coupled with the significant growth in our seated tractor count year over year.  However, our average revenue per tractor per week increased sequentially by $29, or 1.0%, from $2,775 in the December 2015 quarter.  We have continued to increase our customer freight to better align with our increased fleet size.  This has already resulted in an increase in our average miles per seated tractor per week by 45 miles, or 2.6%, increase to 1,749 in the March 2016 quarter from 1,704 in the December 2015 quarter.

“We successfully increased our number of dedicated trucks and trucks committed to specific customers during the quarter to 1,792 at the end of March 2016, from 1,330 at the end of March 2015.  We believe this will allow us to continue to generate more consistent earnings levels in future quarters with this movement of our equipment into this portion of our service offering.

“We are transitioning our Quality business from a model heavily weighted in equipment sales and related gains to one focused on an annuity based income model related to multiple service offerings to better serve our customers.  These service offerings include sales, leasing, business services, maintenance, and insurance.  As a result, we recorded a lower gain on disposition of equipment of $2.0 million in the March 2016 quarter compared with $5.6 million in the March 2015 quarter, while making significant progress in the model transformation to generate ongoing revenue and a more consistent income stream that we believe will continue to grow in future periods.  We will continue to sell and lease the remaining equipment included in our equipment held for sale over the next couple of quarters, which will result in a corresponding reduction in our debt.

“We continue to work on driver recruitment and retention as the market remains challenging for qualified drivers.    A shrinking supply of qualified drivers along with economic and safety regulatory issues, should result in a more constrained truckload capacity for shippers in the future.  In this environment of soft freight and pricing pressure, we are continuing to focus on our customer relationships that can provide us with freight opportunities that will drive better equipment utilization through lane density and lower deadhead, while being more driver friendly that will drive better overall margins.  We are continuing to work on cost reduction initiatives as we strive to improve our operating results.”

“At March 31, 2016, we had $380.0 million of stockholders' equity and our earnings before interest, taxes, depreciation and amortization were $31.1 million in the current March 2016 quarter and $149.7 for the year ending March 31, 2016.  At March 31, 2016, we had $151.9 million outstanding borrowings on our operating bank line of $300 million.”

On April 26, 2016, the Board of Directors approved a regular cash dividend to shareholders for the quarter ending June 30, 2016.  The quarterly cash dividend of two cents ($0.02) per share of common stock will be payable on July 22, 2016 to shareholders of record at the close of business on July 8, 2016.

Conference Call Information

Participants can pre-register for the conference call by navigating to Celadon's Investor Relations Website, http://investors.celadontrucking.com, under the Report Center menu option.  Those without internet access or unable to pre-register may join the conference by dialing 1-800-695-3244.  A replay of the webcast will be available through June 1, 2016 at http://investors.celadontrucking.com.

Celadon Group, Inc. (www.celadongroup.com), through its subsidiaries, provides long-haul, regional, local, dedicated, intermodal, temperature-protect, flatbed and expedited freight service across the United States, Canada and Mexico.  The company also owns Celadon Logistics Services, which provides freight brokerage services, freight management, as well as supply chain management solutions, including warehousing and distribution.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Actual results may differ from those set forth in the forward-looking statements.  The following factors, among others, could cause actual results to differ materially from those in forward-looking statements: the risk that our perception of additional capacity due to seating trucks and perceived benefits thereof are inaccurate; the risk that our perception of changes in our customer base and perceived benefits thereto are inaccurate; the risk that managing our tractor fleet age does not result in greater flexibility and lower operating expenses; excess tractor and trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; strikes, work slow downs, or work stoppages at our facilities, or at customer, port, border crossing, or other shipping related facilities; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; increases in insurance premiums and deductible amounts; elevated experience in the frequency or severity of claims relating to accident, cargo, workers' compensation, health, and other matters; fluctuations in claims expenses that result from high self-insured retention amounts and differences between estimates used in establishing and adjusting claims reserves and actual results over time; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, the volume and terms of diesel purchase commitment, interest rates, fuel taxes, tolls, and license and registration fees; fluctuations in foreign currency exchange rates; increases in the prices paid for new revenue equipment and changes in the resale value of our used equipment; increases in interest rates or decreased availability of capital or other sources of financing for revenue equipment; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers and new emissions control regulations; our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; the timing of, and any rules relating to, the opening of the border to Mexican drivers; challenges associated with doing business internationally; our ability to retain key employees; and the effects of actual or threatened military action or terrorist attacks or responses, including security measures that may impede shipping efficiency, especially at border crossings.

Readers should review and consider these factors along with the various disclosures by the company in its press releases, stockholder reports, and filings with the Securities Exchange Commission.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

- tables follow -

CELADON GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 (Dollars and shares in thousands except per share amounts)
(Unaudited)

	For the three months ended		For the nine months ended
	March 31,		March 31,
	2016	2015	2016	2015

REVENUE:
Revenue, before fuel surcharge	$239,851	$201,727	$726,974	$546,636
Fuel surcharge revenue	19,723	29,975	74,120	100,852
Total revenue	259,574	231,702	801,094	647,488

OPERATING EXPENSES:
Salaries, wages, and employee benefits	78,251	68,257	245,605	189,048
Fuel	22,725	33,713	77,141	112,897
Purchased transportation	84,956	64,408	267,934	166,273
Revenue equipment rentals	5,932	1,620	10,355	6,859
Operations and maintenance	17,394	15,539	53,243	39,768
Insurance and claims	8,830	7,729	23,466	20,626
Depreciation and amortization	19,611	20,457	60,399	53,747
Communications and utilities	2,643	2,183	7,598	6,110
Operating taxes and licenses	5,143	4,369	15,647	11,382
General and other operating	4,590	3,682	13,676	10,564
Gain on disposition of equipment	(2,032)	(5,583)	(20,752)	(14,151)
Total operating expenses	248,043	216,374	754,312	603,123

Operating income	11,531	15,328	46,782	44,365

Interest expense	3,573	2,130	10,483	5,308
Interest income	---	---	---	(7)
Other (income) expense, net	102	(64)	223	(175)
Minority income	(43)	---	(43)	---
Income before income taxes	7,899	13,262	36,119	39,239
Income tax expense	2,660	4,670	12,899	14,057
Net income	$5,239	$8,592	$23,220	$25,182

Income per common share:
Diluted	$0.19	$0.36	$0.83	$1.05
Basic	$0.19	$0.37	$0.85	$1.08

Diluted weighted average shares outstanding	28,170	24,150	28,025	24,025
Basic weighted average shares outstanding	27,481	23,538	27,471	23,368

CELADON GROUP, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2016 and June 30, 2015
(Dollars and shares in thousands except par value amounts)

	(unaudited)
	March 31,	June 30,
ASSETS	2016	2015

Current assets:
Cash and cash equivalents	$5,294	$24,699
Trade receivables, net of allowance for doubtful accounts of $1,526 and $1,002 at March 31, 2016 and June 30, 2015, respectively	131,178	130,892
Prepaid expenses and other current assets	41,420	33,267
Tires in service	3,448	1,857
Leased revenue equipment held for sale	56,374	52,591
Revenue equipment held for sale	78,822	49,856
Income Tax Receivable	16,846	17,926
Deferred income taxes	5,109	7,083
Total current assets	338,491	318,171
Property and equipment	908,431	935,976
Less accumulated depreciation and amortization	163,626	147,446
Net property and equipment	744,805	788,530
Tires in service	3,739	2,173
Goodwill	61,278	55,357
Investment in unconsolidated companies	2,043	---
Other assets	27,550	11,458
Total assets	$1,177,906	$1,175,689

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,104	$13,699
Accrued salaries and benefits	16,603	16,329
Accrued insurance and claims	19,169	14,808
Accrued fuel expense	7,523	10,979
Accrued purchase transportation	20,000	16,259
Accrued equipment purchases	464	775
Deferred leasing revenue	21,135	31,872
Other accrued expenses	19,282	31,835
Current maturities of long-term debt	218	948
Current maturities of capital lease obligations	59,156	62,992
Total current liabilities	186,654	200,496
Capital lease obligations, net of current maturities	323,799	366,452
Long term debt, net of current maturities	152,414	133,199
Other long term liabilities	---	953
Deferred income taxes	135,042	108,246
Stockholders' equity:
Common stock, $0.033 par value, authorized 40,000 shares; issued and outstanding 28,719 and 28,342 shares at March 31, 2016 and June 30, 2015, respectively	948	935
Treasury stock at cost; 500 shares at March 31, 2016 and June 30, 2015	(3,453)	(3,453)
Additional paid-in capital	197,885	195,682
Retained earnings	216,984	195,412
Accumulated other comprehensive loss	(32,367)	(22,233)
Total stockholders' equity	379,997	366,343
Total liabilities and stockholders' equity	$1,177,906	$1,175,689

Key Operating Statistics

	For the three months ended		For the nine months ended
	March 31,		March 31,
	2016	2015	2016	2015
Average revenue per loaded mile (*)	$1.889	$1.798	$1.896	$1.747
Average revenue per total mile (*)	$1.604	$1.615	$1.623	$1.556
Average revenue per tractor per week (*)	$2,804	$3,034	$2,841	$3,055
Average miles per seated tractor per week(**)	1,749	1,878	1,751	1,963
Average seated line-haul tractors (**)	5,082	4,171	5,092	3,682
*Freight revenue excluding fuel surcharge.
**Total seated fleet, including equipment operated by independent contractors and our Mexican subsidiary, Jaguar.

Adjusted Trucking Revenue (^)	$204,998	$194,474	$638,277	$539,519
Asset Light Revenue	31,362	24,913	94,901	63,235
Intermodal Revenue	9,095	7,842	30,403	25,689
Other Revenue	14,119	4,473	37,513	19,045
Total Revenue	$259,574	$231,702	$801,094	$647,488
^Trucking Revenue for US, Canada, Mexico. Includes Fuel Surcharge.

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